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                                                                       EXHIBIT 6

[LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY APPEARS HERE]

                                                           April 28, 1998


Board of Directors
John Hancock Variable Life Insurance Company


              Re: File Nos. 33-16611 and 811-5290

Members of the Board:

This opinion is furnished in connection with the Post-Effective Amendment to the Registration Statement filed by John Hancock Variable Life Insurance Company (JHVLICO) under the Securities Act of 1933, as amended, with respect to the scheduled premium variable life insurance policy under which amounts will be allocated by JHVLICO to one or more of the subaccounts of John Hancock Variable Life Account V ("Account"). The scheduled premium policy is described in the scheduled premium prospectus included in the Registration Statement.

I am familiar with the policy form and the Registration Statement and exhibits thereto, In my opinion, the illustrations of death benefit, surrender value, and accumulated premiums shown in the appendix of the scheduled premium prospectus included in the amended registration statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the policy. The rate structure of the policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a policy for a standard risk male nonsmoker age 25 or a standard risk nonsmoker male age 40 than to prospective purchasers of policies for a male at other ages or in another risk classification or for a female.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Experts" in the scheduled premium prospectus contained in the Registration Statement,



                                /s/ Malcolm Cheung
                                -------------------
                                Malcolm Cheung, FSA
                                Second Vice President